UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 8, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,161,129 shares of the Company’s common stock outstanding and entitled to vote as of the March 14, 2014, record date, 17,961,461 shares were present at the Annual Meeting in person or by proxy. The following proposals were voted on at the Annual Meeting:

Proposal 1—The stockholders elected all of the Company’s nominees for election to the Company’s Board of Directors. The results of the number of shares voted were as follows:

Director Name	For	Withheld	Broker Non-Votes
David Dreyer	10,706,812	1,974,277	5,280,362
Gregg Lehman	11,159,954	1,521,135	5,280,362
Ryan Morris	8,899,887	3,781,202	5,280,362
Eric Steen	11,230,031	1,451,058	5,280,362
Joseph Whitters	10,686,812	1,994,277	5,280,362
Wayne Yetter	11,241,017	1,440,072	5,280,362

Proposal 2—Approval of the adoption of the Company’s Employee Stock Purchase Plan was approved based on the number of shares voted as follows:

Shares
For:	10,514,144
Against:	2,145,970
Abstain:	20,985
Broker non-votes:	5,280,362

Proposal 3—Approval of the adoption of the Company’s Equity Plan was approved based on the number of outstanding shares voted as follows:

Shares
For:	11,674,011
Against:	770,522
Abstain:	236,566
Broker non-votes:	5,280,362

Proposal 4—Approval, by advisory vote, on the compensation of the Company’s named executive officers was approved based on the number of shares voted as follows:

Shares
For:	10,520,792
Against:	1,317,002
Abstain:	843,305
Broker non-votes:	5,280,362

Proposal 5—The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the number of shares voted were as follows:

Shares
For:	17,413,247
Against:	507,326
Abstain:	40,888
Broker non-votes:	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name: Jonathan P. Foster
Title: Chief Financial Officer

Dated: May 8, 2014